                                                                Exhibit 3.1

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/13/1990
                                                       770194001 - 2235929

770194001                   CERTIFICATE OF INCORPORATION
                                          OF
                                   NETWORK-1, INC.

FIRST:  The name of the corporation is Network-1, Inc.

SECOND: The address of its registered office in the State of Delaware is Coffee Run Professional Centre, Lancaster Pike and Loveville Road, City of Hockessin, County of New Castle. Its registered agent at such address is The Incorporators Ltd.

THIRD:   The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:   The corporation shall have the authority to issue one thousand shares of common stock without par value.

FIFTH:   The Board of Directors is expressly authorized to adopt, amend, or repeal the By-Laws of the corporation.

SIXTH:   The stockholders and directors may hold their meetings and keep the books and documents of the corporation outside the State of Delaware, at such places from time to time designated by the By-Laws, except as otherwise required by the Laws of Delaware.

SEVENTH:   The corporation is to have perpetual existence.

EIGHTH:   The name and mailing address of the incorporator is Patricia L. Ryan,
Coffee Run Professional Centre, Lancaster Pike & Loveville Road, Hockessin,
DE 19707.

NINTH:   The number of directors of the corporation shall be fixed from time to time by its By-Laws and may be increased or decreased.

TENTH:   The Board of Directors is expressly authorized and shall have such authority as set forth in the By-Laws to the extent such authority would be valid under Delaware Law.

ELEVENTH:   No director of the corporation shall have personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty or loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.

THE UNDERSIGNED Incorporator for the purpose of forming a corporation pursuant to the laws of the State of Delaware, does make this Certificate, hereby declaring and certifying that the facts herein stated are true.


July 13, 1990                 BY:    /s/ Patricia L. Ryan
                                  ------------------------------

                                 AMENDED AND RESTATED

                             CERTIFICATE OF INCORPORATION

                                          of

                                   NETWORK-1, INC.





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               Pursuant to Section 242 of the General Corporation Law
                              of the State of Delaware

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          Network-1, Inc. (the "Corporation"), a Delaware corporation, hereby certifies as follows:

          FIRST:    The name of the Corporation is Network-1, Inc.

          SECOND:   The date on which the Certificate of Incorporation of the
Corporation was filed with the Secretary of State of the State of Delaware is July 13, 1990, under the name of Network-1, Inc.

          THIRD:    That the Board of Directors of this Corporation, pursuant to
Section 228, Section 242, and Section 245 of the General Corporation Law of the State of Delaware, adopted resolutions amending and restating the Certificate of Incorporation to read in full as follows:


                                      Article I
          The name of this Corporation is Network-1, Inc.

                                      Article II
          The address of the registered office of this Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent. Its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                     Article III
          The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      Article IV
          A.   Classes of Stock
          This Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock". The total number of shares which the Corporation is authorized to issue is thirty million (30,000,000) shares. Twenty-five (25,000,000) shares shall be Common Stock, par value one cent ($.01) per share (the "Common Stock"), and five million (5,000,000) shares shall be Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"). The Corporation is authorized to effect a stock split of the issued and outstanding Common Stock of the Corporation whereby every share of Common Stock currently outstanding will be converted into 12,836.97 shares of Common Stock, par value $.01 per share. Each share of the Corporation's Common Stock issued and outstanding on the effective date of this Amendment shall be and hereby are changed without further action into 12,836.97 fully paid and nonassessable shares of the Corporation's Common Stock. Fractional shares will be rounded to the nearest whole number.

          B. Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Preferred Stock.
          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding and fix any other rights, obligations or provisions which may be so determined by Delaware Law.
In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                      Article V
          For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

               1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the By-laws. No election of directors need be by written ballot.

               2. The Board of Directors shall have the power without the assent or vote of the Stockholders, to adopt, amend, or repeal the By-laws of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-law or in a By-law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

               3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

               4. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

               5. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

                                      Article VI
          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

                                     Article VII
          The Corporation shall, to the fullest extent permitted by the provisions of the General Corporation Law of Delaware, as now or hereafter in effect, indemnify all persons whom it may indemnify under such provisions. The indemnification provided by this Article shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the By-Laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

                                     Article VIII
          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                      Article IX
          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred upon stockholders, directors, and officers herein are granted subject to this reservation.

                                      Article X
          The foregoing Amendment and Restatement to the Certificate of Incorporation was duly adopted by the Corporation's Board of Directors in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware and thereafterwards duly adopted by the written consent of a majority of stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, written notice of such adoption having been given in accordance with the provisions of the aforesaid Section 228 to all stockholders of the Corporation not so consenting.

          IN WITNESS WHEREOF, Network-1, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its president and attested to by its secretary this 25th day of February, 1994.

                                        NETWORK-1, INC.

                                         /s/ Robert Russo
                                        -----------------------------------
                                        Robert Russo, President and
                                        Chief Operating Officer


ATTEST



 /s/ William Hancock
------------------------------
William Hancock, Secretary

                           CERTIFICATE OF AMENDMENTS TO THE

                             CERTIFICATE OF INCORPORATION

                                          of

                                   NETWORK-1, INC.



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                       Pursuant to Section 242 of the General
                      Corporation Law of the State of Delaware

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          Network-1, Inc. (the "Corporation"), a Delaware corporation, hereby certifies as follows:

          FIRST:    The Board of Directors of said corporation duly adopted a
resolution setting forth and declaring advisable the amendment of Article first of the Amended and Restated Certificate of Incorporation of said Corporation so that, as amended, said Article shall read as follows:

                                    ARTICLE FIRST

          The name of the Corporation is Network-1 Software & Technology, Inc.

          SECOND:   In lieu of a vote of Stockholders, written consent to the
foregoing amendment has been given by a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and such amendment has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF AND UNDER PENALTIES OF PERJURY, Network-1, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its president and attested to by its secretary this 15th day of March, 1994.

                                        NETWORK-1, INC.

                                         /s/ Robert Russo
                                        -------------------------------------
                                        Robert Russo, President and
                                        Chief Operating Officer
ATTEST



 /s/ William Hancock
---------------------------------
William Hancock, Secretary

                           CERTIFICATE OF AMENDMENT TO THE
                             CERTIFICATE OF INCORPORATION
                                         of
                          NETWORK-1 SOFTWARE & TECHNOLOGY



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                       Pursuant to Section 242 of the General
                      Corporation Law of the State of Delaware

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     Network-1 Software & Technology, Inc., (the "Corporation"), a Delaware
corporation, hereby certifies as follows:

     FIRST:    The Board of Directors of the Corporation duly adopted a
resolution setting forth and declaring advisable the amendment of Article First of the Amended and Restated Certification of Incorporation of the Corporation so that, as amended, said Article shall read as follows:

                                    ARTICLE FIRST

          The name of the Corporation is Network-1 Security Solutions, Inc.

     SECOND:   In lieu of a vote of stockholders, written consent to the
foregoing amendment has been given by a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and such amendment has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF AND UNDER PENALTIES OF PERJURY, Network-1 Software & Technology, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its President and attested to by its Secretary this 13th day of May, 1998.

                                   Network-1 Software & Technology, Inc.


                                      /s/ Avi A. Fogel
                                    -------------------------------------
                                    Avi A. Fogel, President and
                                    Chief Executive Officer
ATTEST


 /s/ William Hancock
---------------------------------
William Hancock, Secretary

                           CERTIFICATE OF AMENDMENT TO THE
                             CERTIFICATE OF INCORPORATION
                                         of
                         NETWORK-1 SECURITY SOLUTIONS, INC.



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                       Pursuant to Section 242 of the General
                      Corporation Law of the State of Delaware

------------------------------------------------------------------------------


     Network-1 Security Solutions, Inc., (the "Corporation"), a Delaware corporation, hereby certifies as follows:

     FIRST:    The Board of Directors of the Corporation duly adopted a
resolution setting forth and declaring advisable the amendment of Article IV of the Amended and Restated Certification of Incorporation of the Corporation so that, as amended, said Article shall read as follows:

                                      ARTICLE IV

          A.   Classes of Stock
          This Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock". The total number of shares which the Corporation is authorized to issue is thirty million (30,000,000) shares. Twenty-five million (25,000,000) shares shall be Common Stock, $.01 par value per share (the "Common Stock"), and five million (5,000,000) shares shall be Preferred Stock, $.01 par value per share (the "Preferred Stock"). The Corporation is authorized to effect a reverse stock split of the issued and outstanding Common Stock of the Corporation whereby each
1.61083 shares of Common Stock, $.01 par value, currently outstanding will be converted into one share of Common Stock, $.01 par value per share. Each
1.61083 shares of the Corporation's Common Stock issued and outstanding on the effective date of this Amendment shall be and hereby are changed without further action into one fully paid and non-assessable share of the Corporation's Common Stock. Fractional shares will be rounded to the nearest whole number.

     SECOND:   In lieu of a vote of stockholders, written consent to the
foregoing amendment has been given by a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and such amendment has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF AND UNDER PENALTIES OF PERJURY, Network-1 Security Solutions, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its President and attested to by its Secretary this 17th day of July, 1998.

                                   Network-1 Security Solutions, Inc.


                                   /s/ Avi A. Fogel
                                   -------------------------------------
                                   Avi A. Fogel, President and
                                   Chief Executive Officer
ATTEST


/s/ Robert Russo
----------------------------
Robert Russo, Secretary